Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
October 1, 2012	Kristina Waugh
kristina.r.waugh@centurylink.com

CENTURYLINK COMMENCES DEBT TENDER OFFER AND CONCURRENT DEBT OFFERING

MONROE, La. . . . CenturyLink, Inc. (NYSE: CTL) and its wholly-owned subsidiary Qwest Communications International Inc. (“Qwest”) announced today the commencement of a debt tender offer by Qwest and a concurrent public offering of CenturyLink’s senior debt securities. These transactions, when coupled with the pending and proposed redemption transactions discussed below, are intended to enable CenturyLink to:

•	extend the average maturity and reduce the weighted average interest rate of its outstanding consolidated indebtedness; and

•	retire Qwest’s outstanding debt securities (although Qwest’s subsidiaries will continue to carry a significant amount of indebtedness).

Qwest Tender Offer

Qwest has commenced a debt tender offer (the “Offer”) to purchase for cash any and all of its $800 million aggregate principal amount of 7.125% Notes due 2018 (the “ Notes”) at a fixed purchase price of $1,069.47 per $1,000 principal amount of Notes (the “Purchase Price”). The Offer will expire at 5:00 p.m., New York City time, on October 9, 2012 (such date and time, as may be extended, the “Expiration Date”).

Holders of Notes validly tendered and not validly withdrawn at or prior to the Expiration Date will be eligible to receive the Purchase Price on the settlement date, which is expected to be October 10, 2012 (the “Settlement Date”). Payments for Notes purchased will include accrued interest up to, but not including, the Settlement Date.

Qwest will not be obligated to accept for purchase any Notes pursuant to the Offer unless certain conditions are satisfied, including CenturyLink’s receipt of net proceeds from one or more debt financing transactions, including the debt offering described below, in an amount sufficient, together with available cash and borrowings available to Qwest under CenturyLink’s revolving credit facility not to exceed $250 million, to fund the purchase of all validly tendered Notes accepted for purchase pursuant to the Offer, to pay all accrued interest payable on the Notes purchased and to pay all expenses relating to the Offer. The Offer is not contingent upon the tender of any minimum principal amount of Notes.

On or immediately following the closing date of CenturyLink’s debt offering described below, Qwest intends to call for redemption any Notes not purchased pursuant to the Offer in accordance with the “make-whole” redemption provisions of the Notes.

J.P. Morgan Securities LLC and RBC Capital Markets, LLC are the dealer managers for the Offer.

This press release is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. Qwest is making the Offer only by, and pursuant to the terms and conditions of, the Offer to Purchase dated October 1, 2012 (the “Offer to Purchase”). The complete terms and conditions of the Offer are set forth in the Offer to Purchase and related letter of transmittal, which are expected to be made available to holders of Notes beginning later today. Holders are urged to read the tender offer documents carefully when they become available. Copies of these documents may be obtained from the information agent for the Offer, D.F. King & Co., Inc., at 800-659-5550 (US toll-free) and (212) 269-5550 (collect) or from the dealer managers, J.P. Morgan Securities LLC at 866-834-4666 (US toll-free) and 212-834-4811 (collect) and RBC Capital Markets, LLC at 877-381-2099 (US toll-free) and 212-618-7822 (collect).

CenturyLink Debt Offering

Concurrently with the Offer, CenturyLink announced today that it expects, subject to market conditions, to sell fixed-rate senior notes with 10 and 30 year maturities (the “Debt Offering”). The actual maturities of the senior notes, if any, sold by CenturyLink in connection with the Debt Offering will depend on market conditions. CenturyLink has not yet entered into a definitive agreement with respect to the Debt Offering, and no assurance can be given that such offering will be completed. CenturyLink expects to use the net proceeds from the Debt Offering, together with available cash or borrowings under its revolving credit facility, to provide Qwest the total amount of funds required to complete the Offer (and the related proposed “make-whole” redemption described above) and redeem on October 26, 2012 all $550 million aggregate principal amount of Qwest’s 8.00% Notes due 2015, including the payment of accrued interest on the debt securities purchased under these transactions and all related fees and expenses.

The Debt Offering is not conditioned upon the consummation of the Offer.

J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are the joint book-running managers for the Debt Offering.

CenturyLink is offering the senior notes pursuant to its existing shelf registration statement. Later today, CenturyLink intends to file with the Securities and Exchange Commission a preliminary prospectus supplement and accompanying prospectus describing the terms of the Debt Offering. When available, copies of the preliminary prospectus supplement and accompanying prospectus for the offering may be obtained by calling J.P. Morgan Securities LLC collect at 212-834-4533 or RBC Capital Markets, LLC toll free at 866-375-6829. This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, and the Debt Offering will not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About CenturyLink

CenturyLink is the third largest telecommunications company in the United States and is recognized as a leader in the network services market by technology industry analyst firms. The company is a global leader in cloud infrastructure and hosted IT solutions for enterprise customers. CenturyLink provides data, voice and managed services in local, national and select international markets through its high-quality advanced fiber optic network and multiple data centers for businesses and consumers. The company also offers advanced entertainment services under the CenturyLink™Prism™ TV and

DIRECTV brands. Headquartered in Monroe, La., CenturyLink is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information, visit www.centurylink.com.

Forward Looking Statements

This press release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyLink and Qwest. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to the possibility that Qwest’s existing noteholders will not be receptive to the Offer or CenturyLink’s potential debt investors will not be receptive to the Debt Offering on the terms described above or at all; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in the terms or availability of CenturyLink’s credit facility; changes in the credit ratings of CenturyLink or Qwest; changes in CenturyLink’s cash requirements or financial position; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of CenturyLink or Qwest to consummate the above-described transactions on the terms described above or at all; CenturyLink’s continued access to credit markets on favorable terms; and other risks referenced from time to time in CenturyLink and Qwest’s filings with the Securities and Exchange Commission. There can be no assurances that the above-described transactions will be consummated on the terms described above or at all. You should be aware that new factors may emerge from time to time and it is not possible for CenturyLink to identify all such factors, nor can CenturyLink predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Neither CenturyLink nor Qwest undertakes any obligation to update any of its forward-looking statements for any reason.